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                                                                     EXHIBIT 1.1


                         Form of Underwriting Agreement


                  American Express Credit Account Master Trust


                                $[______] Class A
           Series 20[__]-[__] Floating Rate Asset Backed Certificates


                                $[______] Class B
           Series 20[__]-[__] Floating Rate Asset Backed Certificates


                                [______], 20[__]
                               New York, New York

[------------],
as Representative (in such capacity, the "Representative") of the several Underwriters named in Schedule A Hereof
[address]


Ladies and Gentlemen:

                  The undersigned, AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II, AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC and AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC (each, a "Transferor"; together, the "Transferors"), have authorized the issuance and sale to the Underwriters of $[_______] (aggregate principal amount) Class A Series 20[__]-[__] Floating Rate Asset Backed Certificates (the "Series 20[__]-[__] Class A Certificates"), and $[______] (aggregate principal amount) Class B Series 20[__]-[__] Floating Rate Asset Backed Certificates (the "Series 20[__]-[__] Class B Certificates" and, together with the Series 20[__]-[__] Class A Certificates, the "Certificates"). The Certificates will be issued pursuant to an Amended and Restated Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of April 16, 2004, as otherwise amended from time to time and as supplemented by the Series 20[__]-[__] Supplement thereto, to be dated as of [______], 20[__] (together, the "Pooling and Servicing Agreement"), among the Transferors, American Express Travel Related Services Company, Inc., as servicer (in such capacity, the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). The Certificates are more fully described in the Registration Statement (defined below).

                  Each Certificate will represent an undivided interest in certain assets of the American Express Credit Account Master Trust (the "Trust"). The property of the Trust will include, among other things, receivables (the "Receivables") generated from time to time in a portfolio of designated consumer American Express(R) credit card, Optima(R) Card, Optima Line of Credit and Sign and Travel(R)/Special Purchase Account(SM) revolving credit accounts or features and other credit or charge accounts (the "Accounts") owned by American Express Centurion Bank ("Centurion Bank"), American Express Bank, FSB ("FSB" and, together with Centurion Bank, the "Banks") or any other Account Owner (as such term is defined in the Pooling and Servicing Agreement).

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                  Each capitalized term used, but not defined herein, shall have the meaning specified in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement and each Receivables Purchase Agreement are each sometimes referred to herein as a "Transaction Document."

                  1. Representations, Warranties and Agreements of the Transferors. Each Transferor, as to and for itself only, represents and warrants to, and agrees with, the Underwriters as follows:

                  (a) The Transferors have filed with the Securities and Exchange Commission (the "Commission"), on Form S-3, a registration statement (Registration No. 333-113579) relating to the Certificates, including a form of prospectus supplement pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"). The Transferors may have filed one or more amendments thereto, each of which has been furnished to the Representative. The Transferors will also file with the Commission a prospectus supplement in accordance with Rule 424(b) under the Act. As filed, the registration statement, as amended, the form of prospectus supplement, and any prospectuses or prospectus supplements filed pursuant to Rule 424(b) under the Act ("Rule 424(b)") relating to the Certificates shall, except to the extent that the Representative shall agree in writing to a modification, be in all substantive respects in the form furnished to you prior to the Execution Time (defined below) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond those contained in the latest preliminary prospectus supplement which has previously been furnished to the Underwriters) as the Transferors shall have advised the Underwriters, prior to the Execution Time, will be included or made therein.

                  For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, and including the exhibits thereto and any material incorporated by reference therein, is hereinafter referred to as the "Registration Statement," and any prospectus supplement (the "Prospectus Supplement") relating to the Certificates, as filed with the Commission pursuant to and in accordance with Rule 424(b) is, together with the prospectus filed as part of the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b) being hereinafter referred to as the "Base Prospectus"), hereinafter referred to as the "Prospectus." "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  (b) (i) On the Effective Date and on the date of this Agreement, the Registration Statement did or will, and, when the Prospectus was first filed and on the Closing Date, the Prospectus did or will, comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission promulgated thereunder (the "Rules and Regulations");

                      (ii) on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and

                      (iii) on the date of any filing with the Commission pursuant to Rule 424(b) and on the Closing Date, the Prospectus did not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;




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provided that no Transferor makes any representation or warranty as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Transferors or the Banks by the Underwriters specifically for use in connection with the preparation of the Registration Statement or the Prospectus.

                  (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial condition, stockholders' equity, results of operations, regulatory situation or business prospects of such Transferor, and (ii) such Transferor has not entered into any transaction or agreement (whether or not in the ordinary course of business) that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Certificates, otherwise than as set forth or contemplated in the Prospectus.

                  (d) Such Transferor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) is qualified to transact business in, and is in good standing under, the laws of each jurisdiction in which its activities require such qualification, and (iii) has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement, each Transaction Document to which it shall be a party and the Certificates.

                  (e) This Agreement has been duly and validly authorized, executed and delivered by such Transferor.

                  (f) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by such Transferor, and assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding obligation of such Transferor enforceable against such Transferor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law). As of the Closing Date, the Pooling and Servicing Agreement will conform in all material respects to the description thereof contained in the Prospectus. In addition to the foregoing, the Banks represent and warrant to the Underwriters that the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Servicer, and assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law).

                  (g) The Certificates have been duly and validly authorized by all required action of such Transferor, and when duly and validly executed by the Transferors, authenticated by the Trustee and delivered in accordance with the Pooling and Servicing Agreement, and delivered to and paid for by the Underwriters as provided herein, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement. As of the Closing Date, the Certificates will have been duly and validly executed by the Transferors, and will conform in all material respects to the descriptions thereof contained in the Prospectus.

                  (h) Each Receivables Purchase Agreement to which such Transferor is a party has been duly authorized, executed and delivered by such Transferor, and assuming the due authorization, execution and delivery thereof by the other parties thereto, each such Receivables Purchase Agreement constitutes valid and binding obligations of such Transferor, enforceable against such Transferor in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law). As of the Closing Date, each Receivables Purchase Agreement to which such Transferor is a party will conform in all material respects to the description thereof contained in the Prospectus.



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                  (i) The Receivables to be transferred to the Trustee on the
Closing Date by such Transferor pursuant to the Pooling and Servicing Agreement will conform in all material respects with the description thereof contained in the Prospectus.

                  (j) Neither the transfer of the Receivables to the Trustee by such Transferor, nor the issuance, sale and delivery of the Certificates, nor the execution or delivery of this Agreement or any Transaction Document by such Transferor, nor the consummation of any of the transactions herein or therein contemplated, nor the fulfillment of the terms of the Certificates, any Transaction Document or this Agreement, will result in the breach of any term or provision of the charter or by-laws of such Transferor or conflict with, result in a material breach, violation or acceleration of, or constitute a default under, the terms of any material indenture or other agreement or instrument to which such Transferor is a party or by which it or its properties is bound or may be affected or any material statute, order or regulation applicable to such Transferor of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Transferor or will result in the creation of any Lien upon any property or assets of such Transferor (other than as contemplated in any Transaction Document). Such Transferor is not a party to, bound by, or in breach or violation of, any indenture or other agreement or instrument, or subject to, or in violation of, any statute, order or regulation of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over it, that materially and adversely affects the ability of it to perform its obligations under this Agreement, any Transaction Document to which it is a party or the Certificates.

                  (k) There are no charges, investigations, actions, suits, claims or proceedings affecting such Transferor before or by any court, regulatory body, administrative agency, governmental body or arbitrator now pending or, to the best knowledge of such Transferor, threatened that, separately or in the aggregate, (i) would reasonably be likely to have a material adverse effect on (x) the general affairs, business, management, financial condition, stockholders' equity, results of operations, regulatory status or business prospects of such Transferor or (y) the ability of such Transferor to perform its obligations under this Agreement, any Transaction Document to which it is a party or the Certificates, (ii) assert the invalidity of this Agreement, any Transaction Document or the Certificates, (iii) seek to prevent the issuance, sale or delivery of the Certificates or any of the transactions contemplated by this Agreement or any Transaction Document or (iv) seek to affect adversely the federal income tax or ERISA attributes of the Certificates described in the Prospectus.

                  (l) No federal, state or local tax, including intangibles tax or documentary stamp tax, the non-payment of which would result in the imposition of a Lien on the Receivables, is imposed with respect to the conveyance of the Receivables by such Transferor pursuant to any Transaction Document, or in connection with the issuance of the Certificates by the Trust, or the holding of such Receivables by the Trust, or in connection with any of the other transactions contemplated by this Agreement or any Transaction Document. Any such taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Certificates or the execution and delivery of this Agreement or any Transaction Document have been or will have been paid by such Transferor at or prior to the Closing Date.



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                  (m) As of the Closing Date, the representations and warranties of such Transferor in each Transaction Document to which it is a party (individually and in the aggregate) will be true and correct in all material respects.

                  (n) Except as required under the Securities Act, the Exchange Act and other applicable securities laws, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery and performance by such Transferor of, or the compliance by such Transferor with, this Agreement, each Transaction Document to which it is a party or the Certificates or the consummation of the transactions contemplated hereby or thereby other than (i) those that have been obtained or made and remain in full force and effect and
(ii) without limitation, the filing of Uniform Commercial Code financing statements with respect to the Receivables.

                  (o) Ernst & Young, who have audited certain financial statements of the Transferors, are independent public accountants as required by the Act and the Rules and Regulations.

                  (p) At the Closing Date, such Transferor will have good and marketable title to the Receivables being transferred by it to the Trustee or otherwise pursuant to the Pooling and Servicing Agreement or any other Transaction Document, free and clear of any Liens (other than as contemplated in the Pooling and Servicing Agreement) and will not have assigned to any Person any of its right, title or interest in such Receivables or the Transaction Documents (other than as contemplated in the Transaction Documents) or the Certificates being issued pursuant to the Pooling and Servicing Agreement; and such Transferor will have the power and authority to so transfer such Receivables, and, upon the execution and delivery by the Trustee, on behalf of the Trust, of the Pooling and Servicing Agreement, delivery to the Underwriters of the Certificates and payment by the Underwriters of the purchase price therefor, the Trustee, on behalf of the Trust, will have good and marketable title to, or a first-priority, perfected security interest in, such Receivables, and the Underwriters will have good and marketable title to the Certificates, in each case free and clear of any Liens (other than as contemplated in the Transaction Documents).

                  (q) The Trust is not, and will not be as a result of the issuance and sale of the Certificates, an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  2. Representations, Warranties and Agreements of the Banks. Each Bank, as to and for itself only, represents and warrants to, and agrees with, the Underwriters as follows:

                  (a) Such Bank (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) is qualified to transact business in, and is in good standing under, the laws of each jurisdiction in which its activities require such qualification, and (iii) has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement and each Receivables Purchase Agreement to which it shall be a party.

                  (b) Each Receivables Purchase Agreement to which such Bank is a party has been duly authorized, executed and delivered by such Bank, and assuming the due authorization, execution and delivery thereof by the other parties thereto, each such Receivables Purchase Agreement constitutes valid and binding obligations of such Bank, enforceable against such Bank in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law). As of the Closing Date, each Receivables Purchase Agreement to which such Bank is a party will conform in all material respects to the description thereof contained in the Prospectus.



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                  (c) This Agreement has been duly and validly authorized,
executed and delivered by such Bank.

                  (d) There are no charges, investigations, actions, suits, claims or proceedings affecting such Bank before or by any court, regulatory body, administrative agency, governmental body or arbitrator now pending or, to the best knowledge of such Bank, threatened that, separately or in the aggregate, would (i) reasonably be likely to have a material adverse effect on
(x) the general affairs, business, management, financial condition, stockholders' equity, results of operations, regulatory status or business prospects of such Bank or (y) the ability of such Bank to perform its obligations under this Agreement or any Receivables Purchase Agreement to which it is a party or (ii) assert the invalidity of this Agreement or any Receivables Purchase Agreement.

                  (e) As of the Closing Date, the representation and warranties of such Bank in each Receivables Purchase Agreement to which it is a party (individually and in the aggregate) will be true and correct in all material respects.

                  (f) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery and performance by such Bank of, or the compliance by such Bank with, this Agreement or each Receivables Purchase Agreement to which it is a party or the consummation of the transactions contemplated hereby or thereby other than (i) those that have been obtained or made and remain in full force and effect and (ii) without limitation, the filing of Uniform Commercial Code financing statements with respect to the Receivables.

                  (g) Such Bank agrees it has not granted, assigned, pledged or transferred and shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Receivables, except as provided in the applicable Receivables Purchase Agreement, and agrees to take all action required by such Receivables Purchase Agreement in order to effect the sale of the related Receivables made pursuant to such Receivables Purchase Agreement.

                  3. Purchase, Sale, Payment and Delivery of Certificates. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Transferors agree to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Transferors, on [_____], 20[__], or on such other date as shall be mutually agreed upon by the Transferors and the Underwriters (the "Closing Date"), the number and type of Certificates set forth in Schedule A opposite the name of such Underwriter. The Series 20[__]-[__] Class A Certificates being purchased by the Underwriters hereunder are to be purchased at a purchase price equal to [____]% of the principal amount thereof; and the Series 20[__]-[__] Class B Certificates being purchased by the Underwriters hereunder are to be purchased at a purchase price equal to [____]% of the principal amount thereof.

                  The closing of the sale of the Certificates (the "Closing") shall be held at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, 23rd Floor, New York, New York 10103, at 9:00 A.M. (E.S.T.) on the Closing Date. Payment of the purchase price for the Certificates being sold and purchased hereunder shall be made on the Closing Date by wire transfer of federal or other immediately available funds to an account to be designated one Business Day prior to the Closing Date by the Transferors, against delivery of the Certificates at the Closing on the Closing Date. Each of the Certificates to be so delivered shall be represented by one or more definitive certificates registered in the name of Cede & Co. as nominee for The Depository Trust Company.




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                  4. Offering by Underwriters. It is understood that, after the
Effective Date, the Underwriters propose to offer the Certificates for sale to the public as set forth in the Prospectus.

                  5. Certain Agreements of the Transferors. The Transferors, jointly and severally, covenant and agree with the several Underwriters as follows:

                  (a) Immediately following the execution of this Agreement, the Transferors will prepare a Prospectus Supplement setting forth the amount of Certificates covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the price at which such Certificates are to be purchased by the Underwriters, the initial public offering price, the selling concessions and allowances, and such other information as the Transferors shall deem to be appropriate. The Transferors will transmit the Prospectus, including such Prospectus Supplement, to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in a filing that complies with all applicable provisions of Rule 424(b). The Transferors will advise the Underwriters promptly of any such filing pursuant to Rule 424(b).

                  (b) The Transferors will advise the Underwriters promptly of
(i) any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplement without the consent of the Underwriters, which consent will not be withheld unreasonably, (ii) any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) any amendment or supplement to the Registration Statement or the Prospectus and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose (it being agreed that each Transferor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any such stop order issued by the Commission).

                  (c) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Transferors promptly will advise the Underwriters thereof and will prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement which will correct such statement or omission, or an amendment or supplement which will effect such compliance. Any such filing shall not operate as a waiver or limitation on any right of the Underwriters hereunder.

                  (d) As soon as practicable, but not later than sixteen months after the original effective date of the Registration Statement, the Transferors will cause the Trust to make generally available to Certificateholders an earnings statement of the Trust covering a period of at least twelve months beginning after the effective date of the Registration Statement that will satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder.

                  (e) The Transferors will furnish to the Underwriters copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus or prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters request.

                  (f) The Transferors will promptly and from time to time take such action as any Underwriter may reasonably request to qualify the Certificates for offering and sale under the securities laws of such jurisdictions as such Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Certificates; provided that in connection therewith no Transferor shall be required to qualify as a foreign corporation or dealer in securities or to file a general consent to service of process in any particular jurisdiction.




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                  (g) For a period from the date of this Agreement until the retirement of the Certificates, the Transferors will deliver to you the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Trustee pursuant to the Pooling and Servicing Agreement, as soon as such statements and reports are furnished to the Trustee.

                  (h) So long as any Certificate is outstanding, the Transferors will furnish to the Underwriters (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Certificateholders or filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Transferors or the Trust filed with any government or regulatory authority that is otherwise publicly available.

                  (i) To the extent, if any, that the rating provided with respect to the Certificates by any Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by any Transferor, such Transferor shall use its best efforts to furnish such documents and take any such other actions unless (a) the furnishing of such documents or the taking of any such action is first required by such Rating Agency after the Execution Time and (b) doing so would have a material adverse effect upon such Transferor.

                  (j) Between the date of this Agreement and the Closing Date, the Transferors will not, without the prior written consent of the Representative, directly or indirectly, issue, sell or offer to sell securities similar to the Certificates.

                  6. Certain Agreements of the Banks. Each Bank agrees with the Underwriters that to the extent, if any, that the rating provided with respect to the Certificates by any Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by such Bank, such Bank shall use its best efforts to furnish such documents and take any such other actions unless (a) the furnishing of such documents or the taking of any such action is first required by such Rating Agency after the Execution Time and (b) doing so would have a material adverse effect upon such Bank.

                  7. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated, the Transferors will pay all expenses incident to the performance of their obligations under this Agreement, including
(i) the printing of the Prospectus and of each amendment or supplement thereto,
(ii) the preparation of this Agreement and each Transaction Document, (iii) the preparation, issuance and delivery of the Certificates to the Underwriters, (iv) the fees and disbursements of the counsel to the Transferors and the fees and disbursements of the Transferors' accountants, (v) the qualification of the Certificates under securities laws in accordance with the provisions of Section 5(f), including filing fees in connection with the preparation of any blue sky and legal investment survey, (vi) the printing and delivery to the Underwriters of copies of the Prospectus and of each amendment or supplement thereto, (vii) the preparation and filing of the Registration Statement and all amendments thereto, (viii) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Certificates and any supplements thereto, (ix) any fees charged by each Rating Agency for the rating of the Certificates, (x) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.,
(xi) the fees and expenses of the Trustee and its counsel and (xii) one-half of the fees and disbursements of counsel to the Underwriters (the other half of such fees and disbursements to be paid for by the Underwriters).

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                  8. Conditions of the Obligations of each Underwriter. The
obligations of each Underwriter to purchase, and to pay for, the Certificates will be subject to the accuracy of the representations and warranties of each Transferor and each Bank set forth herein, to the accuracy of the statements of officers of each Transferor and each Bank made pursuant hereto or in connection herewith, to the performance by each Transferor and each Bank of its obligations hereunder, and to the following additional conditions precedent:

                  (a) The Prospectus and each supplement thereto shall have been filed (if required) with the Commission in accordance with the Act and the Rules and Regulations and Section 1 hereof, and, as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Underwriters, shall be contemplated by the Commission or by any authority administering any state securities or "blue sky" laws. (b) On or prior to the date of this Agreement and on or prior to the Closing Date, the Underwriters shall have received a letter or letters, dated as of the date of this Agreement and as of the Closing Date, respectively, of Ernst & Young, certified public accountants, substantially in the form of the drafts to which the Underwriters have previously agreed and otherwise in form and substance satisfactory to the Underwriters.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, any Transferor or either Bank that, in the judgment of the Underwriters, materially impairs the market for or investment quality of the Certificates or makes it impractical or inadvisable to market the Certificates;
(ii) any suspension or limitation on trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market System, or any setting of minimum prices for trading on such exchange or market system; (iii) any suspension or limitation of trading of any securities of the Banks, the Transferors or any Affiliate of the Banks or the Transferors on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or State of New York or other applicable state authorities; or (v) any material adverse change in the financial markets of the United States, any outbreak or escalation of hostilities or armed conflict, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the judgment of the Underwriters, the effect of any such material adverse change, outbreak, escalation, declaration, calamity, or emergency would make it impractical or inadvisable to proceed with completion of the sale of and payment for the Certificates.

                  (d) At the Closing Date, each Transferor and each Bank shall have furnished to the Representative certificates of an executive officer of such Transferor or such Bank, as applicable, as to the accuracy of the representations and warranties of such Transferor or such Bank, as applicable, herein at and as of the Closing Date, as to the performance by such Transferor or such Bank, as applicable, of all of its obligations hereunder to be performed at or prior to the Closing Date, and as to such other matters as the Representative may reasonably request.

                  (e) General Counsel for each of the Banks and each of the Transferors shall have furnished to the Underwriters one or more written opinions, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, substantially to the effect that:

                      (i) Each Bank has been duly incorporated or formed and is validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full power and authority (corporate and other) to own its properties and conduct its business, as presently owned and conducted by it, and to enter into and perform its obligations under this Agreement and each Receivables Purchase Agreement to which it is a party, and has had at all times the power, authority and legal right to acquire, own and transfer the Receivables as contemplated by such Receivables Purchase Agreements;

                      (ii) Each Bank (a) is duly qualified to do business and is in good standing in the jurisdiction in which it is organized, and under applicable laws, as they are currently interpreted and enforced, has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such licenses or approvals would materially and adversely affect the enforceability of any Receivable or would adversely affect the ability of such Bank to perform its obligations under this Agreement or the Receivables Purchase Agreements to which it is a party and (b) without limiting the foregoing, has the corporate power and authority to carry on its business as described in the Prospectus and own and operate its property in connection therewith;

                      (iii) Each Transferor has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full power and authority (corporate and other) to own its properties and conduct its business, as presently owned and conducted by it, and to enter into and perform its obligations under this Agreement, the Transaction Documents to which it is a party and the Certificates, and has had at all times the power, authority and legal right to acquire, own and transfer the Receivables as contemplated by the Transaction Documents;

                      (iv) Each Transferor (a) is duly qualified to do business and is in good standing in the jurisdiction in which it is organized, and under applicable laws, as they are currently interpreted and enforced, has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such licenses or approvals would materially and adversely affect the enforceability of any Receivable or would adversely affect the ability of such Transferor to perform its obligations under this Agreement, the Transaction Documents to which it is a party or the Certificates and (b) without limiting the foregoing, has the corporate power and authority to carry on its business as described in the Prospectus and own and operate its property in connection therewith;

                      (v) This Agreement has been duly authorized, executed and delivered by each Transferor and each Bank;

                      (vi) The Certificates have been duly authorized, executed and delivered by the Transferors, and, when duly authenticated by the Trustee in accordance with the terms of the Pooling and Servicing Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement;

                      (vii) Each Transaction Document to which each Transferor is a party has been duly authorized, executed and delivered by such Transferor and constitutes the legal, valid and binding agreement of such Transferor, enforceable against it in accordance with its terms, subject, as to enforceability, to (A) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, and (B) the application of principles of equity (regardless of whether considered and applied in a proceeding in equity or at law);

                      (viii) Each Receivables Purchase Agreement to which each Bank is a party has been duly authorized, executed and delivered by such Bank and constitutes the legal, valid and binding agreement of such Bank, enforceable against it in accordance with its terms, subject, as to enforceability, to (A) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, and (B) the application of principles of equity (regardless of whether considered and applied in a proceeding in equity or at law);

                      (ix) The Trust is not now, and immediately following the sale of the Certificates pursuant to this Agreement will not be, required to register under the 1940 Act;

                      (x) No consent, approval, authorization or order of any governmental agency or body is required for (A) the execution, delivery and performance by any Transferor of its obligations under this Agreement, any Transaction Document to which it is a party or the Certificates, or (B) the issuance or sale of the Certificates, except such as have been obtained under the Act and as may be required under state securities or "blue sky" laws in connection with the purchase and distribution of the Certificates by the Underwriters and the filing of Uniform Commercial Code financing statements with respect to the Receivables;

                      (xi) Neither the execution and delivery by each Bank of this Agreement or the Receivables Purchase Agreements to which such Bank is a party nor the performance by such Bank of the transactions therein contemplated nor the fulfillment of the terms thereof does or will result in any material violation of any statute or regulation, or, to the best knowledge of such counsel, any order or decree of any court or governmental authority binding upon such Bank or its property, or conflict with, or result in a material breach or violation of any term or provision of, or result in a material default under any of the terms and provisions, of its charter or by-laws or any indenture, loan agreement or other material agreement known to such counsel to which such Bank is a party or by which such Bank is bound;

                      (xii) Neither the execution and delivery of this Agreement, the Transaction Documents or the Certificates by each Transferor nor the performance by such Transferor of the transactions therein contemplated nor the fulfillment of the terms thereof does or will result in any material violation of any statute or regulation, or, to the best knowledge of such counsel, any order or decree of any court or governmental authority binding upon such Transferor or its property, or conflict with, or result in a material breach or violation of any term or provision of, or result in a material default under any of the terms and provisions, of its charter or by-laws or any indenture, loan agreement or other material agreement known to such counsel to which such Transferor is a party or by which such Transferor is bound;

                      (xiii) To the knowledge of such counsel after due investigation, there are no legal or governmental proceedings pending to which either Bank is a party or to which any property of either Bank is subject that, individually or in the aggregate, (i) would have a material adverse effect on the ability of either Bank to perform its obligations under this Agreement or any Receivables Purchase Agreement to which such Bank is a party or (ii) assert the invalidity of this Agreement or any Receivables Purchase Agreement to which such Bank is a party;

                      (xiv) To the knowledge of such counsel after due investigation, there are no legal or governmental proceedings pending to which any Transferor is a party or to which any property of any Transferor is subject that, individually or in the aggregate, (i) would have a material adverse effect on the ability of any Transferor to perform its obligations under this Agreement, any Transaction Document or the Certificates, (ii) assert the invalidity of this Agreement, any Transaction Document or the Certificates,
(iii) seek to prevent the issuance, sale or delivery of the Certificates or the transactions contemplated by this Agreement or any Transaction Document or (iv) seek to affect adversely the federal income tax or ERISA attributes of the Certificates described in the Prospectus;

                      (xv) The Registration Statement and the Prospectus (except for the financial statements, financial schedules and other financial and operating data including therein, as to which such counsel expresses no view) comply as to form with the Act and the Rules and Regulations;

                      (xvi) The Registration Statement is effective under the Act, and the Prospectus Supplement has been filed with the Commission pursuant to Rule 424(b) thereunder;

                      (xvii) Such counsel has not independently verified the accuracy, completeness or fairness of the information contained in the Registration Statement and Prospectus. However, based upon discussion with the Transferors and the Banks, their accountants and others, no facts have come to the attention of such counsel that cause it to believe that the Registration Statement, as of the Effective Date (except for the financial statements, financial schedules and other financial and statistical data included therein as to which such counsel expresses no view), contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (as amended on or prior to the Closing Date) as of its date and at the Closing Date (except for the financial statements, financial schedules, and other financial and statistical data included therein as to which such counsel expresses no view) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (f) Orrick, Herrington & Sutcliffe LLP, Van Cott, Bagley, Cornwall & McCarthy, and Richards, Layton & Finger, P.A., special UCC counsel for the Transferors, shall have furnished to the Underwriters written opinions, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, with respect to certain matters relating to the (i) transfer of the Receivables to RFC III and RFC IV, with respect to the perfection of RFC III's and RFC IV's interest in the Receivables and with respect to other related matters and (ii) the transfer of the Receivables to the Trust, with respect to the perfection of the Trust's interest in the Receivables and with respect to other related matters.

                  (g) Orrick, Herrington & Sutcliffe LLP, special tax counsel for the Transferors, shall have furnished to the Underwriters a written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that the Certificates will be treated as indebtedness and the Trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

                  (h) The Underwriters shall have received from Orrick, Herrington & Sutcliffe LLP, counsel to the Underwriters, a written opinion, dated the Closing Date, with respect to such matters as the Representative may require (and each Transferor and each Bank shall furnish to such counsel all documents requested for the purpose of enabling it to pass upon such matters).

                  (i) Emmet, Marvin & Martin, LLP, counsel to the Trustee, shall have furnished to the Underwriters a written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, substantially to the effect that:

                      (i) The Trustee is a banking corporation, duly organized, validly existing and in good standing under the laws of the State of New York.

                      (ii) The Trustee has all requisite corporate power and authority to execute and deliver, and to perform its obligations under each Transaction Document to which it is a party and to carry out the transactions contemplated by such Transaction Documents.

                      (iii) The execution and delivery by the Trustee of each Transaction Document to which the Trustee is a party and the performance by the Trustee of its obligations thereunder do not conflict with or result in a violation of the charter or by-laws of the Trustee.

                      (iv) Each Transaction Document to which the Trustee is a party (A) has been duly authorized, executed and delivered by the Trustee and
(B) assuming the due execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject as to enforceability to (x) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally and (y) the application of principles of equity (regardless of whether considered and applied in a proceeding at law or in equity).

                      (v) The Certificates have been duly authenticated by the Trustee pursuant to the Pooling and Servicing Agreement.

                  (j) [Reserved.]

                  (k) [Reserved.]

                  (l) The Underwriters shall have received evidence satisfactory to them that, on or before the Closing Date, UCC-1 financing statements have been filed in the appropriate filing offices of the States of New York, Delaware and Utah and such other jurisdictions as counsel to the Transferors deems appropriate to reflect the interest of the Trust in the Receivables.

                  (m) The Series 20[__]-[__] Class A Certificates shall have been rated "AAA" by Standard & Poor's Ratings Services and "Aaa" by Moody's Investors Service, Inc., and the Series 20[__]-[__] Class B Certificates shall have been rated "A" by Standard & Poor's Ratings Services and rated "A1" by Moody's Investors Service, Inc. on the Closing Date, and letters to such effect dated the Closing Date shall have been received from each Rating Agency.

                  (n) The Underwriters shall have received all written opinions required by Standard & Poor's Ratings Services and Moody's Investors Service, Inc., addressed to the Underwriters and dated the Closing Date.

                  (o) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Underwriters, and the Underwriters shall have received such information, certificates and documents as any of them may reasonably request.

                  9. Indemnification. The Transferors and the Banks, jointly and severally, agree to indemnify and hold harmless each Underwriter, each Person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, and any director, officer or employee of any Underwriter or any such Person, as follows:

                  (a) (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless, in either case, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Transferors or the Banks by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) (and, in connection therewith, each Transferor and each Bank acknowledges that the information set forth under the heading "Underwriting" relating to selling concessions and reallowance in the Prospectus constitutes the only information furnished in writing by the Underwriters or on behalf of the Underwriters for inclusion in the Registration Statement or the Prospectus); provided that, as to any preliminary prospectus, this indemnity agreement shall not inure to the benefit of any Underwriter, any Person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, or any director, officer or employee of any Underwriter or any such Person on account of any loss, liability, claim, damage or expense arising from the sale of any Certificate to any Person by such Underwriter if such Underwriter failed to send or give a copy of the final Prospectus and Prospectus Supplement transmitted to the Commission pursuant to Section 5(a) of this Agreement to such Person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in the final Prospectus unless such failure resulted from the failure by the Transferors or the Banks to comply with Section 5(e) of this Agreement.

                      (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency, or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission; and

                      (iii) against any and all expense whatsoever (including, without limitation, the fees and disbursements of counsel chosen by such Underwriters or Persons) reasonably incurred in investigating, preparing or defending against any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not indemnified by the Transferors and the Banks pursuant to subparagraphs (i) or (ii) above.

The indemnity agreement provided for in this subsection 9(a) will be in addition to any liability that the Transferors and the Banks may otherwise have.

                  (b) Each Underwriter, severally, agrees to indemnify and hold harmless the Transferors and the Banks, each of their respective directors, each of the Transferors' officers who signed the Registration Statement, and each Person, if any, who controls any Transferor or Bank within the meaning of
Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection 9(a), but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Transferors or the Banks by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto). The Transferors and the Banks acknowledge that the information set forth under the heading "Underwriting" relating to selling concessions and reallowance in the Prospectus constitutes the only information furnished in writing by the Underwriters or on behalf of the Underwriters for inclusion in the Registration Statement or the Prospectus. The indemnity agreement provided for in this subsection 9(b) will be in addition to any liability which each Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure; and provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from an indemnifying party to such indemnified party of its election to assume the defense of such claim or action, such indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to such indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) such indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to such indemnified party, in which case, if such indemnified party notifies such indemnifying party in writing that it elects to employ separate counsel at the expense of such indemnifying party, such indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all indemnified parties, which firm shall be designated in writing by the Representative, if the indemnified parties under this Section 9 consist of any Underwriter or any of their respective officers, employees or controlling persons, or by the Transferors or the Banks, if the indemnified parties under this Section 9 consist of a Transferor or a Bank or any of their respective directors, officers, employees or controlling persons). Each indemnified party shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suite or proceeding, or (ii) be liable for any settlement of any claim, action, suit or proceeding effected without its prior written consent (which consent shall not be unreasonably withheld).

                  10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in
Section 9 are for any reason held to be unenforceable or insufficient by the indemnified parties, although applicable in accordance with its terms, the Transferors and the Banks, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreements incurred by the Transferors, the Banks and one or more of the Underwriters in such proportions that the Underwriters are responsible for that portion represented by the underwriting compensation earned by them bears to the initial public offering price or prices and the Transferors and the Banks shall be responsible for the balance; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Transferors, the Banks and the Underwriters each agree that it would not be just or equitable if the amount of such contribution were determined by pro rata or per capita allocation. For purposes of this Section, each Person, if any, who controls the Underwriters within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters and each director of the Transferors, each director of the Banks, such officer of the Transferors who signed the Registration statement, and each Person, if any, who controls the Transferors or the Banks within the meaning of Section 15 of the Act shall have the same rights to contribution as the Transferors and the Banks.

                  11. Survival. Each party hereto agrees that the respective representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon, in the case of each Transferor and each Bank, by each Underwriter and, in the case of each Underwriter, by the Transferors and the Banks, notwithstanding any investigation heretofore or hereafter made by or on behalf of the Transferors, the Banks or the Underwriters, and that the respective representations, warranties and agreements (including without limitation the indemnity and contribution agreement) made by each party hereto herein or in any such certificate or other instrument shall survive the delivery of and payment for the Certificates.

                  12. Termination. This Agreement may be terminated in the sole discretion of the Underwriters by notice to the Transferors given at or prior to the Closing Date in the event that the Transferors or the Banks shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto. Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except (i) as provided in Sections 6, 9 and 10 hereof and (ii) if this Agreement is terminated by the Representative in accordance with any of the provisions of Section 7(a), (b),
(d), (e), (f), (g), (l), (m), (n) or (o), the Transferors will reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

                  13. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail on the Closing Date to purchase the Certificates which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

                  (a) If the aggregate amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Certificates, each of the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

                  (b) If the aggregate amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Certificates, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 13 shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Transferors shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

                  14. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by overnight courier or mailed by registered mail, postage prepaid and return receipt requested, or transmitted by telecopier with transmission confirmed, if to (a) the Underwriters, addressed to [___________],
Attention: [______], or to such other address as the Representative may designate in writing to the Transferors, (b) Centurion Bank, addressed to American Express Centurion Bank, 4315 South 2700 West, Salt Lake City, Utah 84184, Telecopier: (801) 945-3000, Attention: Chief Executive Officer, (c) FSB, addressed to American Express Bank, FSB, [________________], Telecopier:
[________], Attention: [_______], (d) American Express Receivables Financing Corporation II, addressed to American Express Receivables Financing Corporation II, American Express Tower, World Financial Center, 200 Vesey Street, Room 138, New York, New York 10285, Attention: Treasurer, (e) American Express Receivables Financing Corporation III LLC, addressed to American Express Receivables Financing Corporation III LLC, [__________], Attention: [________] or (f) American Express Receivables Financing Corporation IV LLC, addressed to American Express Receivables Financing Corporation IV LLC, [_________], Attention:
[_______].

                  15. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

                  16. Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

                  17. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions.

                  18. Amendment. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

                  19. Headings. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  20. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall together constitute one instrument.

                  21. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

                            (signature page follows)

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will be a binding agreement among the undersigned in accordance with its terms.


                               AMERICAN EXPRESS CENTURION BANK


                               By:
                                   --------------------------------------------
                                   Name:
                                   Title:

                               AMERICAN EXPRESS BANK, FSB


                               By:
                                   -----------------------------------------
                                   Name:
                                   Title:



                               AMERICAN EXPRESS RECEIVABLES
                               FINANCING CORPORATION II


                               By:
                                   -----------------------------------------
                                   Name:
                                   Title:



                               AMERICAN EXPRESS RECEIVABLES FINANCING
                               CORPORATION III LLC


                               By:
                                   -----------------------------------------
                                   Name:
                                   Title:



                               AMERICAN EXPRESS RECEIVABLES
                               FINANCING CORPORATION IV LLC


                               By:
                                   -----------------------------------------
                                   Name:
                                   Title:

The foregoing Underwriting Agreement
is hereby agreed to as of the date
first above written.



[---------------------],
for itself and as representative of the
several Underwriters named in Schedule A hereto



By:
    ----------------------------------
    Name:
    Title:

                                                          SCHEDULE A


                                                                          Aggregate Principal Amount of
                                                                          the Series 20[__]-[__] Class A
      Underwriters of the Series 20[__]-[__] Class A Certificates                   Certificates
      -----------------------------------------------------------                   ------------

                                                                                  $[---------]
                                                                                   [---------]
                                                                                   [---------]
                                                                                   [---------]
                                                                                   [---------]
                                                                                   [---------]

TOTAL                                                                              $[_________]
                                                                                   ============

                                                                          Aggregate Principal Amount of
                                                                         the Series 20[__]-[__] Class B
      Underwriter of the Series 20[__]-[__] Class B Certificates                    Certificates
      ----------------------------------------------------------                    ------------

                                                                                   $[--------]






                                     S-A-1